Exhibit 10.24

AMENDMENT NO. 4
TO
2011 RESTATED LICENSE AGREEMENT

This Amendment No. 4 (this “Amendment”) is entered into as of November 13, 2019 (the “Amendment Effective Date”), by and between Northwestern University, an Illinois not-for-profit corporation with a principal place of business at 633 Clark Street, Evanston, Illinois, 60208 (“Northwestern”), and Exicure, Inc., a Delaware corporation with a principal place of business at 8045 Lamon Avenue, Skokie, Illinois, 60077 (“Exicure”).

RECITALS

A.
Northwestern and Exicure are parties to that certain Restated License Agreement restated on August 15, 2015 and effective as of December 12, 2011, as amended on September 27, 2016, November 30, 2017 and January 1, 2019 (the “2011 Agreement”).

B.	Pursuant to the 2011 Agreement, Northwestern granted certain licenses and rights to Exicure under the Patent Rights and the Know-How.

C.	The parties now desire to enter into this Amendment for the purpose of amending certain terms and conditions of the 2011 Agreement.

NOW, THEREFORE, in consideration of the mutual promises contained herein, the parties agree as follows:

1.Definitions. Except as defined in this Amendment, the capitalized terms used herein shall have the same meanings as ascribed to them in the 2011 Agreement.

2.	Amendment. Northwestern and Exicure agree to amend the 2011 Agreement as follows:

2.1.The definition of “Field” in Section 1.3 of the 2011 Agreement is hereby deleted in its entirety and replaced by the following:

“1.3 “Field” shall mean the use of nano-particles, nanotechnology, microtechnology or nano-material-based constructs (including, for clarity, the use of liposome technology constructs): (a) as therapeutics or accompanying therapeutics as a means of delivery; and
(b) as cosmetics or accompanying cosmetics as a means of delivery. The Field specifically excludes: (i) all subject matter not expressly provided for in the foregoing as those terms are understood in the art as of September 23, 2009; (ii) diagnostics, including without limitation, theradiagnostics; and (iii) all Restricted Subject Matter even if such Restricted Subject Matter would otherwise fall within the Field.”

2.2.The phrase “in the Field” is hereby deleted from the first sentence of Section 1.9 of the 2011 Agreement.

3.
Effect of Amendment. All of the terms and conditions of the 2011 Agreement shall continue in full force and effect except as modified by the terms of this Amendment. In the event of any inconsistency between the terms and conditions of this Amendment and the terms and conditions of the 2011 Agreement, the terms and conditions of this Amendment shall control and govern.

4.	Counterparts. This Amendment may be executed in two or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument. Once signed, any reproduction of this Amendment made by reliable means (e.g., photocopy, facsimile) is considered an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their duly authorized representatives as of the Amendment Effective Date.

NORTHWESTERN UNIVERSITY
/s/ Alicia Löffler, Ph.D.
Alicia Löffler, Ph.D.
Assoc. Professor, Executive Director

EXICURE, INC.
/s/ David A. Giljohann, Ph.D.
David A. Giljohann, Ph.D.
Chief Executive Officer

[Signature page to Amendment No. 4 to 2011 License Agreement]